UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

October 26, 2021

FRANKLIN COVEY CO.

(Exact name of registrant as specified in its charter)

Commission File No. 1-11107

Utah	87-0401551
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

2200 West Parkway Boulevard

Salt Lake City, Utah 84119-2099

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (801) 817-1776

Former name or former address, if changed since last report: Not Applicable

______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.05 Par Value	FC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 8.01 Other Events

Franklin Covey Co. (NYSE: FC), a leader in organizational performance improvement, announced today that the conference call to review the Company’s fourth quarter and fiscal 2021 year-end financial results will take place on Tuesday, November 9, 2021 at 5:00 p.m. ET (3:00 p.m. MT). The Company’s financial results are expected to be released after the close of the market on Tuesday, November 9, 2021.

Interested persons can participate by dialing (800) 708-4539 (International participants may dial (847) 619-6396), access code: 50245591. Alternatively, a webcast will be accessible at the following website

https://edge.media-server.com/mmc/p/bkx8v6kx.

A replay of the webcast will be available starting Tuesday, November 9, 2021 (7:30 p.m. ET) through November 23, 2021 on the Investor Relations area of the Company’s website.

Item 9.01 Financial Statements and Exhibits

(d)Exhibits

104Cover Page Interactive Data File – the cover page XBRL tags are embedded within the inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN COVEY CO.

Date: October 26, 2021	By:	/s/ Stephen D. Young
Stephen D. Young
Chief Financial Officer